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                                                                       EXHIBIT 8


                                BAKER & BOTTS
       AUSTIN                       L.L.P
      HOUSTON                  2001 ROSS AVENUE
       MOSCOW              DALLAS, TEXAS 75201-2980
      NEW YORK                                         TELEPHONE: (214) 953-6500
  WASHINGTON, D.C.                                     FACSIMILE: (214) 953-6503





                                                                   June 11, 1996




MESA Inc.
Mesa Operating Co.
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas  75039

Ladies and Gentlemen:

                 As our opinion concerning the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes that are described (and defined) in Registration Statement No. 333-03281 to be filed by Mesa Operating Co. and MESA Inc. with the Securities and Exchange Commission (the "Registration Statement"), we incorporate in their entirety all statements of legal conclusion contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations," other than statements expressly attributed to another person.

                 We hereby consent to the filing of this opinion of counsel as
Exhibit 8 to the Registration Statement and to the references to our firm under the caption "Certain Federal Income Tax Considerations" therein.

                                         Very truly yours,

                                         BAKER & BOTTS, L.L.P.